UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 10, 2026
Republic Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14267	65-0716904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5353 East City North Drive
Phoenix,	Arizona	85054
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (480) 627-2700
18500 North Allied Way
Phoenix, Arizona 85054
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	RSG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	3
Item 8.01 Other Events.	3
Item 9.01 Financial Statements and Exhibits.	3

SIGNATURES	4
EX-99.1
EX-104

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 10, 2026, the Board of Directors (the “Board”) of Republic Services, Inc. (“Republic”) appointed Ian Craig, 53, to serve on the Board, effective immediately. Mr. Craig will initially be a member of the Board’s Audit Committee and Sustainability & Corporate Responsibility Committee.
Mr. Craig will receive equity and cash compensation in accordance with Republic’s previously adopted compensation arrangements for non-employee directors, including: (1) an annual grant of restricted stock units (“RSUs”) that have a fair market value of $230,000 as of the grant date, with the grant for 2026 to be prorated for the portion of the year following his appointment to the Board; and (2) an annual retainer of $100,000, to be prorated for the portion of 2026 following his appointment to the Board. In addition, at the end of any quarter in which dividends are distributed to stockholders, Republic’s non-employee directors, including Mr. Craig, receive additional RSUs with a value (based on the closing price of Republic common stock on the dividend payment date) equal to the value of dividends they would have received on all RSUs they held on the dividend payment date. The RSUs vest immediately upon grant and will be settled through the issuance of shares of Republic common stock upon the director’s termination of service from the Board or three years after they are granted, unless they are deferred into Republic’s Deferred Compensation Plan.
There is no arrangement or understanding between Mr. Craig and any other persons pursuant to which he was selected as a director. Mr. Craig has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 8.01 Other Events.
On February 12, 2026, Republic issued a press release announcing Mr. Craig’s election to the Board. A copy of this press release is incorporated herein by reference as Exhibit 99.1.
On February 10, 2026, the Board of Directors of Republic Services, Inc. declared a regular quarterly dividend of $0.625 per share for shareholders of record on April 2, 2026. The dividend will be paid on April 15, 2026.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated February 12, 2026, announcing the appointment of Mr. Craig
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC SERVICES, INC.

Date:	February 12, 2026	By:	/s/ Catharine D. Ellingsen
Catharine D. Ellingsen
Executive Vice President, Chief Legal Officer, Chief Ethics & Compliance Officer and Corporate Secretary

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